UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2016

NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way, Houston, Texas		77070
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Noble Energy, Inc. (the "Company") annual meeting of stockholders on April 26, 2016, holders of an aggregate of 433,589,213 shares of the Company’s common stock at the close of business on February 26, 2016, were entitled to vote at the meeting, of which 394,559,463, or approximately 90.99% of the eligible voting shares, were represented in person or by proxy. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s annual proxy statement, are as follows:
Proposal #1 - To elect the eleven nominees as members of the Board of Directors of the Company to serve until the next annual meeting of the Company’s stockholders:

Name	For	Against	Abstain	Broker Non-Vote
Jeffrey L. Berenson	375,150,480	2,156,224	373,527	16,879,232
Michael A. Cawley	371,460,820	5,850,441	368,970	16,879,232
Edward F. Cox	374,083,295	3,219,699	377,237	16,879,232
James E. Craddock	242,034,351	135,269,388	376,492	16,879,232
Thomas J. Edelman	374,799,762	2,433,570	446,899	16,879,232
Eric P. Grubman	376,410,411	904,188	365,632	16,879,232
Kirby L. Hedrick	373,328,266	3,870,489	481,476	16,879,232
David L. Stover	370,274,715	5,914,666	1,490,850	16,879,232
Scott D. Urban	376,450,452	862,606	367,173	16,879,232
William T. Van Kleef	376,340,920	966,933	372,378	16,879,232
Molly K. Williamson	374,037,398	3,272,479	370,354	16,879,232

Proposal #2 - To ratify the appointment of KPMG LLP as the Company's independent auditor for the fiscal year 2016:

For	Against	Abstain
391,826,329	2,475,017	258,117

Proposal #3 - To approve, in an advisory vote, executive compensation:

For	Against	Abstain	Broker Non-Vote
360,509,777	16,992,974	177,480	16,879,232

Proposal #4 - To consider a stockholder proposal regarding proxy access, if properly presented at the meeting:

For	Against	Abstain	Broker Non-Vote
144,752,666	231,824,030	1,103,535	16,879,232

Proposal #5 - To consider a stockholder proposal regarding climate change, if properly presented at the meeting:

For	Against	Abstain	Broker Non-Vote
74,725,171	223,470,980	79,484,080	16,879,232

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.

Date:	April 27, 2016	By:	/s/ Aaron G. Carlson
Aaron G. Carlson
Associate General Counsel and Assistant Secretary